                                                                 EXHIBIT 3.31(a)

                         CERTIFICATE OF INCORPORATION

                                      OF

                                   AOR, INC.


                                   ARTICLE I

     The name of the corporation is AOR, INC. (the "Corporation").

                                  ARTICLE II

     The address of the Corporation's registered office, in the County of Kent, is 32 Loockerman Square, Suite L-100, Dover, Delaware 19904. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

     The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000), all of which shall be common stock, $.01 par value per share ("Common Stock").

                                   ARTICLE V

     The Board of Directors is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation.

                                  ARTICLE VI

     The Corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders of the Corporation by this certificate of incorporation or any amendment hereto are subject to such right of the Corporation.

                                  ARTICLE VII

     The number of directors of the Corporation shall be determined in accordance with the Corporation's bylaws. The number of directors constituting the initial board of directors of the Corporation shall be three (3), and the names and mailing addresses of the persons who are to serve as its directors until the first annual meeting of its stockholders, or until their respective successors are duly elected and qualified, are as follows:


               Name                     Address
               ----                     -------

               R. Dale Ross             17001 Northchase Blvd., Suite 330
                                        Houston, Texas  77060

               Lloyd Everson, M.D.      17001 Northchase Blvd., Suite 330
                                        Houston, Texas  77060

               L. Fred Pounds           17001 Northchase Blvd., Suite 330
                                        Houston, Texas  77060


                                 ARTICLE VIII

     No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     No repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE IX

     Elections of directors of the Corporation need not be by written ballot.

                                   ARTICLE X

     The name and mailing address of the incorporator is as follows:

               Name                     Mailing Address
               ----                     ---------------

               Lisa Newburn             700 Louisiana, Suite 1900
                                        Houston, Texas  77002

     I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly have hereunder set my hand this 22nd day of June, 1995.



                                   _____________________________________________
                                   Lisa Newburn, Incorporator

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                                   AOR, INC.


     Pursuant to Section 242 of the General Corporation Code of the State of Delaware, AOR, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the Delaware General Corporation Law, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation declaring its advisability and directing that this amendment be submitted for consideration by its stockholders. The resolution is as follows:

          RESOLVED, that the Certificate of Incorporation be amended by the deletion of the text of Article I in its entirety and substitution by the text of Article I in its entirety which shall read as follows:

               "The name of the Company is US Oncology Corporate, Inc."

     SECOND: That thereafter, the stockholders of the Corporation, by written consent pursuant to Section 228(a) of the Delaware General Corporation Law, duly adopted the foregoing amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as its act and deed by R. Dale Ross, its President, to be effective as of the 19th day of October 1999.

                                        AOR, INC.

                                        By:______________________________
                                        Name:    R. Dale Ross
                                             ----------------------------
                                        Title:    President
                                              ---------------------------